EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Cadus Corporation:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-21871 and 333-58151) on Form S-8 of Cadus Corporation of our report dated March 19, 2004, with respect to the consolidated statements of operations, stockholders' equity and comprehensive (loss) income, and cash flows of Cadus Corporation and subsidiary for the year ended December 31, 2003, which report appears in the December 31, 2005 annual report on Form 10-K of Cadus Corporation.


                                                              /s/ KPMG LLP

Melville, New York
March 24, 2006